                                  EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in this Registration Statement of National Insurance Group on Form S-8 of our report dated February 7, 1997 on our audits of the consolidated financial statements of National Insurance Group as of December 31, 1996 and 1995 and for the years ended December 31, 1996, 1995 and 1994 appearing in and incorporated by reference in the National Insurance Group Annual Report on Form 10-K for the year ended December 31, 1996 filed with the Securities and Exchange Commission.


                                            /s/ Coopers & Lybrand L.L.P.



San Francisco, California
November 4, 1997